UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 Current Report

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report (date of earliest event reported): January 26, 2001


                            VDC COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)


     Delaware               001-14281                061524454
  (State or other     (Commission File No.)        (IRS Employer
  jurisdiction of                               Identification No.)
  incorporation)

                                550 Broad Street
                                Newark, NJ 07102
                     (Address of principal executive office)

                                 (203) 869-5100
              (Registrant's telephone number, including area code)

                               75 Holly Hill Lane
                          Greenwich, Connecticut 06830
         (Former name or former address, if changed since last report.)







Item 5.  Other Events.

Press Release

     See the following  press  release,  dated January 26, 2001,  announcing VDC
Communications, Inc.'s consent to the removal of its common stock from the American Stock Exchange.

FOR IMMEDIATE RELEASE

Contact:          Anthony F. DeJesus
                  VDC Communications, Inc.
                 (973) 621-6660

VDC COMMUNICATIONS, INC. SM
550 Broad Street
Newark, NJ  07102
Tel: 973-621-6660
Fax: 973-621-2225
URL: www.vdccorp.com SM
                                  Press Release
--------------------------------------------------------------------------------
Contact: Anthony F. DeJesus
Phone: (973) 621-6660
FOR IMMEDIATE RELEASE
January 26, 2001

             VDC COMMUNICATIONS CONSENTS TO REMOVAL OF COMMON STOCK
                          FROM AMERICAN STOCK EXCHANGE

     Newark, NJ: January 26, 2001. VDC Communications, Inc. (AMEX:"VDC"), announced today that it will not appeal the American Stock Exchange's (the "Exchange") decision to delist and will consent to the removal of its common stock from the Exchange. This action became necessary because VDC no longer fully satisfies all the guidelines of the Exchange for continued listing. The Exchange has advised that the last day for VDC's listing will likely be the close of business on Thursday, February 8, 2001.

     Further, VDC announces that it has commenced efforts to qualify its common stock for trading on the OTC Bulletin Board (the "Bulletin Board"). VDC will make an announcement when trading resumes on the Bulletin Board.

     VDC is a domestic and international telecommunications company, providing domestic and international services to retail customers.

     Certain statements in this press release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements made by VDC involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of VDC to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to: (i) VDC's limited capital and possible bankruptcy; (ii) VDC's ability to operate profitably; (iii) VDC's ability to secure sufficient financing in order to fund its operations;
(iv) competitive and other market conditions, including pricing pressure, that may adversely affect the scope of VDC's operations; (v) VDC's dependence on certain key personnel; (vi) network failure or complications, including service delays; (vii) VDC's ability to successfully integrate potential mergers and/or acquisitions into VDC, including the retention of certain key personnel; and,
(viii) inherent regulatory and licensing risks associated with operations and other risks as are described from time to time in the SEC reports filed by VDC, including a Registration Statement on Form S-3 (No. 333-46694) and a VDC
prospectus dated October 27, 2000. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date made. VDC disclaims any obligation to update any of the forward-looking statements contained herein to reflect any change in VDC's expectation with regard thereto or any change in events, conditions, circumstances or assumptions underlying such statements.

Additional Risk Factor

     "Penny stock rules" will likely become applicable to our common stock and have an impact on the liquidity of our common stock.

     Our common stock will soon be delisted from the American Stock Exchange. When this happens, the public trading market for our common stock will likely be adversely affected. Although there can be no assurances, following the delisting of our common stock from the American Stock Exchange, our common stock will likely be quoted on the OTC Bulletin Board. Historically, the OTC Bulletin Board has been a less developed market providing lower trading volume than the national securities exchanges and NASDAQ. In addition, in the event our common stock continues to trade below $5.00, it will be subject to SEC regulations which restrict sales practices of brokers-dealers in connection with certain low priced securities (referred to as "penny stocks"). Under these regulations, a penny stock is defined as any equity security, such as our common stock, having a market price of less than $5.00 per share, subject to certain exceptions. Such exceptions include any equity security listed on the AMEX, Nasdaq National Market or Small Cap Market and any equity security issued by an issuer that has
(i) net tangible assets of at least $2,000,000, if such issuer has been in continuous operation for three years, (ii) net tangible assets of at least $5,000,000, if such issuer has been in continuous operation for less than three years, or (iii) average annual revenue of at least $6,000,000 if such issuer has been in continuous operation for less than three years. Although no definitive guidance is available, based on our counsel's interpretation of the regulations, we believe we have been in operation for at least three years based, in part, upon the operations of our predecessor company. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated therewith. Under these regulations, certain broker/dealers who recommend such securities to persons other than established customers and certain accredited investors must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to sale.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: January 30, 2001            VDC COMMUNICATIONS, INC.


                                By:  /s/ Anthony F. DeJesus
                                         Anthony F. DeJesus
                                         Chairman and Chief Executive Officer